As filed with the Securities and Exchange Commission on April 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Capital Clean Energy Carriers Corp.

(as Specified in Its Charter)

4412

(Primary Standard Industrial

Classification of Code Number)

Republic of the Marshall Islands	3 Iassonos Street Piraeus, 18537 Greece Telephone: +30 210 458 4950	98-0525705
(State or other jurisdiction of incorporation or organization)	(Address and telephone number of registrant’s principal executive offices)	(IRS Employer Identification Number)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (212) 947-7200

(Name, address and telephone number of agent for service)

With a copy to:

Richard A. Pollack

John Horsfield-Bradbury

Sullivan & Cromwell LLP

1 New Fetter Lane

London, EC4A 1AN

Tel: +44-20-7959-8900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these common shares until the registration statement filed with the Securities and Exchange Commission, in which this prospectus is included, is declared effective. This prospectus is not an offer to sell these common shares and we and the selling shareholders are not soliciting offers to buy these common shares in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (subject to completion, dated April 29, 2025)

Capital Clean Energy Carriers Corp.

Up to 15,142,440 Common Shares Offered by the Selling Shareholders

This prospectus relates to the offer and sale from time to time by Paparebecorp Limited and Ascetico Limited (collectively, the “selling shareholders”) of up to 15,142,440 of our common shares. The common shares will be offered in amounts, at prices and on terms to be determined at the time of their offering and will be described in the supplement to this prospectus. We will not receive any proceeds from sales of our common shares sold by the selling shareholders. We are registering the resale of the securities described above to satisfy certain registration rights we have granted to the selling shareholders under the Registration Rights Agreement.

Our registration of the securities covered by this prospectus does not mean that the selling shareholders will offer or sell any of the common shares registered hereunder. The selling shareholders may sell any, all or none of the common shares offered by this prospectus, and we do not know when or in what amount the selling shareholders may sell their common shares hereunder following the effective date of this registration statement. The selling shareholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the common shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may offer these common shares directly or to or through underwriters, dealers or other agents. The names of any underwriters or dealers will be set forth in the applicable prospectus supplement.

Our common shares trade on the Nasdaq Global Market under the symbol “CCEC”.

This prospectus provides you with a general description of the common shares. If the selling shareholders offer to sell common shares, we will provide a prospectus supplement that will contain specific information about terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

Investing in our common shares involves risks. See “Risk Factors” beginning on page 9 and in the applicable prospectus supplement, before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or “the Commission”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may sell, in one or more offerings, up to 15,142,440 of our common shares as described in this prospectus. This prospectus generally describes Capital Clean Energy Carriers Corp. and our common shares. If the selling shareholders offer common shares with this prospectus, we will provide this prospectus and a supplement to this prospectus that will describe, among other things, the specific amounts and prices of the common shares being offered and the terms of the offering. The prospectus supplement may also add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

In this prospectus:

•

the “Conversion” refers to our conversion, on August 26, 2024 (the “Effective Date”), from a Marshall Islands limited partnership named “Capital Product Partners L.P.” (the “Partnership” or “CPLP”) to a Marshall Islands corporation;

•	the “Company,” “CCEC,” “we,” “us” or “our” refer to Capital Clean Energy Carriers Corp. (or, prior to the Conversion, CPLP) and, unless the context otherwise requires, its consolidated subsidiaries;

•	“common shares” refers to common shares of the Company, par value $0.01 per share;

•	“common units” refers to common units representing limited partnership interests of the Partnership prior to the Conversion;

•	“Capital Maritime” refers to Capital Maritime & Trading Corp.;

•	“CGP LLC” refers to Capital GP L.L.C.;

•	“Capital Gas” refers to Capital Gas Corp.;

•	“Capital Parties” refers to Capital Maritime, CGP LLC and Capital Gas;

•	“Capital-Executive” refers to Capital-Executive Ship Management Corp.;

•	“Capital Ship Management” refers to Capital Ship Management Corp.;

•	“Capital Gas Management” refers to Capital Gas Ship Management Corp.;

•	the “Managers” refers to our managers, Capital-Executive, Capital Ship Management and Capital Gas Management;

•	“Shareholders’ Agreement” refers to the shareholders’ agreement dated August 26, 2024 among us and the Capital Parties.

•	“Executive Services Agreement” refers to the executive services agreement dated August 26, 2024 between the Company and CGP LLC;

•	“Registration Rights Agreement” refers to the registration rights agreement dated August 26, 2024 between us, the Capital Parties, Paparebecorp Limited and Ascetico Limited;

•	“Umbrella Agreement” refers to the umbrella agreement, which we entered into on November 13, 2023 with Capital Maritime and CGP LLC;

•

“Bonds” refers to the €100.0 million and €150.0 million of senior unsecured bonds issued by CPLP Shipping Holdings PLC, a public limited liability company and wholly owned subsidiary of CCEC, guaranteed by CCEC, and listed on the Athens Stock Exchange in July 2022 and October 2021;

•	“financing arrangements” refers to our debt financing arrangements as well as to our sale-leaseback financing arrangements, seller’s credit agreements and the Bonds;

•	“debt” includes indebtedness under the financing arrangements;

•	“LCO2” refers to liquefied carbon dioxide;

•	“LNG” refers to liquefied natural gas;

•	“LNG/C” refers to LNG carriers;

•	“LPG” refers to liquefied petroleum gas, including propane, butane, isobutane, propylene and mixtures of these gases;

•	“Newbuild LNG/C Vessels” refers to the 11 newbuild LNG/C vessels we agreed to acquire from Capital Maritime in November 2023 pursuant to the Umbrella Agreement; and

•	“Gas Fleet” refers to the 10 newbuild gas carriers, including four LCO2/multi gas carriers and six LPG-ammonia carriers that we agreed to acquire from Capital Maritime in June 2024.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States or “GAAP.” References to our “Annual Report” are to our Annual Report on Form 20-F for the year ended December 31, 2024 incorporated by reference herein. Unless the context otherwise requires, as of any time after the Effective Date, references to common units of the Partnership in the risk factors in the Annual Report shall be deemed to refer to common shares.

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading “Where You Can Find More Information.” We and the selling shareholders have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholders are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information appearing in this prospectus or information we previously filed with the SEC that is incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

For investors outside of the United States, neither we nor the selling shareholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

CAPITAL CLEAN ENERGY CARRIERS CORP.

We are an international owner of ocean-going vessels, with a focus on the carriage of gas. As of April 29, 2025, our in-the-water fleet includes 15 high specification vessels, including 12 latest generation LNG/C vessels and three legacy Neo-Panamax container carrier vessels. In addition, we have agreed to acquire six additional latest generation LNG/C vessels and 10 gas carriers, including four LCO2/multi gas and six LPG-ammonia carriers, to be delivered to the Company between the first quarter of 2026 and the third quarter of 2027.

We were originally formed as a limited partnership organized under the laws of the Republic of the Marshall Islands on January 16, 2007, by Capital Maritime, an international shipping company with a long history of operating and investing in the shipping market. On August 26, 2024 (the “Effective Date”), we converted from a Marshall Islands limited partnership to a Marshall Islands corporation and changed our name to “Capital Clean Energy Carriers Corp.” The Conversion is deemed a continuation of the existence of the Partnership in the form of a Marshall Islands corporation, with the existence of the Company deemed to have commenced on the date the Partnership commenced its existence. Upon the Effective Date, among other things, each common unit of the Partnership issued and outstanding immediately prior to the Effective Date was converted into one common share. The common shares trade on the Nasdaq Global Market under the ticker symbol “CCEC”.

We maintain our principal executive headquarters at 3 Iassonos Street, Piraeus, 18537 Greece and our telephone number is +30 210 4584 950.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. The selling shareholders may, from time to time, sell up to 15,142,440 of our common shares as described in this prospectus in one or more offerings. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information about us, the common shares the selling shareholders are offering by this prospectus and any accompanying prospectus supplement and related matters, you should review the registration statement, including the exhibits filed as part of the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document that is filed as an exhibit to the registration statement.

We are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance with these requirements, are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be obtained from the SEC’s website at www.sec.gov.

As a foreign private issuer, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and holders of 10% or more of our common shares are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You may read and copy any document that we file with or furnish to the SEC, including a copy of the registration statement and the exhibits that were filed with the registration statement, free of charge on the SEC website provided above.

We also make our periodic reports as well as other information filed with or furnished to the SEC available, free of charge, through our website, at www.capitalcleanenergycarriers.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The information contained on our website, or any other website, is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with or furnish to the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. With respect to this prospectus, information that we later file with or furnish to the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference into this prospectus.

Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in this prospectus, a prospectus supplement or in another document that is incorporated by reference into this prospectus or a prospectus supplement at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below, which we have previously filed with the SEC. These documents contain important information about us and our financial condition, business and results.

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 17, 2025.

•

The description of our common shares contained in Exhibit 99.9 to our Report on Form 6-K furnished to the SEC on August  26, 2024 as updated by the description of our outstanding common shares filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 17, 2025, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we file with the SEC (but not documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein) (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus and until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus.

We and the selling shareholders have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling shareholders are not, making an offer to sell securities in any jurisdiction where their offer or sale is not permitted.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its website at the addresses provided in the section of this prospectus captioned “Where You Can Find More Information.” You also may request a copy of any document incorporated by reference in this prospectus (excluding exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by visiting our website at www.capitalcleanenergycarriers.com or by writing or calling us at the following address:

Capital Clean Energy Corp.

Investor Relations / Media

Brian Gallagher

EVP Investor Relations

Tel: +44 770 368 4996

Email: b.gallagher@capitalmaritime.com

or

Capital Link, Inc.

230 Park Avenue—Suite 1536

New York, NY 10160, USA

Tel: +1 212 661-7566

Email: ccec@capitallink.com

The information contained on our website, or any other website, is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, financial condition and the markets in which we operate, and involve risks and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “might,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “likely,” “intend,” “forecast,” “believe,” “estimate,” “project,” “predict,” “propose,” “potential,” “continue,” “seek” or the negative of these terms or other comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Although these forward-looking statements are based upon assumptions we believe to be reasonable based upon available information, including projections of revenues, operating margins, earnings, cash flows, working capital and capital expenditures, they are subject to risks and uncertainties that are described more fully in this prospectus in the section titled “Risk Factors” beginning on page 9 of this prospectus or documents incorporated by reference in this prospectus. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, you are cautioned not to rely on any forward-looking statements. Forward-looking statements appear in a number of places in this prospectus or documents incorporated by reference in this prospectus and include statements with respect to, among other things:

•	expectations regarding our ability to pay dividends to our shareholders;

•	expectations regarding global economic outlook and growth;

•	expectations regarding shipping conditions and fundamentals, including the balance of supply and demand, as well as trends and conditions in the newbuild markets and scrapping of older vessels;

•

our current and future business and growth strategies and other plans and objectives for future operations, future acquisitions and deliveries of vessels from Capital Maritime or third parties, and the expected benefits from the Newbuild LNG/C Vessels and the Gas Fleet;

•

expectations regarding our shift in strategic focus towards the transportation of various forms of gas to industrial customers, including our intention to dispose of our container vessels and abstain from acquiring additional container vessels;

•	expectations regarding our conversion in August 2024 from a limited partnership to a corporation with customary corporate governance;

•	our continued ability to enter into medium- or long-term, fixed-rate time charters with our charterers and to re-charter our vessels at attractive rates as their existing charters expire;

•	the relationships and reputations of our Managers in the shipping industry;

•	the financial condition, viability and sustainability of our charterers, including their ability to meet their obligations under the terms of our charter agreements;

•	our ability to maximize the use of our vessels;

•	our ability to access debt, credit and equity markets;

•	our ability to service, refinance or repay our financing under our financing arrangements and settle our hedging arrangements;

•	planned capital expenditures and availability of capital resources to fund capital expenditures;

•	the expected lifespan and condition of our vessels;

•

changes to the regulatory requirements applicable to the shipping industry, including, without limitation, stricter requirements adopted by international organizations and the European Union (“EU”), or by individual countries or charterers and actions taken by regulatory authorities overseeing such areas as safety and environmental compliance;

•	our ability to successfully operate exhaust gas cleaning systems or other newly installed equipment and novel technologies on certain or all of our vessels;

•

the expected cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, including new environmental regulations and standards, as well as standard regulations imposed by our charterers applicable to our business;

•

the impact of heightened regulations and the actions of regulators and other government authorities, including anti-corruption laws and regulations, as well as sanctions and other governmental actions;

•

the impact of new restrictions on trade, including the imposition of significant new tariffs by the United States on its trading partners and the imposition of significant retaliatory tariffs by China and the EU on the United States, and potential further protectionist measures and/or further retaliatory actions by others, including the imposition of tariffs or penalties on vessels calling in key export or import ports such as the United States, EU and/or China;

•	our anticipated general and administrative expenses;

•	the adequacy of our insurance arrangements and our ability to obtain insurance and required certifications;

•	the anticipated taxation of the Company and dividends to our shareholders;

•	the ability of CGP LLC to retain its officers and employees who provide services to the Company pursuant to the Executive Services Agreement and the ability of our Managers to retain key employees;

•	anticipated funds for liquidity needs and the sufficiency of cash flows; and

•	the ability of our counterparties to perform under our shipbuilding contracts.

The preceding list is not intended to be an exhaustive list of all our forward-looking statements. These and other forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and, therefore, involve a number of risks and uncertainties, including those risks discussed in our Annual Report under the heading “Risk Factors” or those included in any annual report on Form 20-F or report on Form 6-K furnished after the date of this prospectus (in the case of reports on Form 6-K, to the extent that such reports state that they are incorporated by reference into this prospectus). The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Unless required by law, we expressly disclaim any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should carefully review and consider the various disclosures included in our Annual Report and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus, including those in “Item 3. Key Information—D. Risk Factors” in our Annual Report or those included in any annual report on Form 20-F or report on Form 6-K filed or furnished after the date of this prospectus (in the case of reports on Form 6-K, to the extent that such reports state that they are incorporated by reference into this prospectus).

Risks Related to the Resale Shares and Ownership of Our Common Stock

The selling shareholders may choose to sell common shares at prices below the current market price.

The selling shareholders are not restricted as to the prices at which they may sell or otherwise dispose of common shares covered by this prospectus. Sales or other dispositions of common shares below the then-current market prices could adversely affect the market price of our common shares.

Future equity issuances would dilute the holdings of current shareholders and any such offerings by us, the selling shareholders or any further large sales by our shareholders could materially affect the market price of our common shares.

We may in the future decide to offer additional equity to raise capital or for other purposes, in compliance with Marshall Islands law. Any such additional offering would reduce the proportionate ownership and voting interests of holders of our common shares, as well as our earnings per share and net asset value per share, and any offerings by us, the selling shareholders or any further large sales by our shareholders could have an adverse effect on the market price of our common shares.

Common shares sold in any offering of common shares registered hereunder will be freely tradable without restriction or further registration under the Securities Act, upon the SEC declaring this registration statement effective. As a result, a substantial number of our common shares may be sold in the public market following any offering of common shares registered hereunder and upon the SEC declaring this registration statement effective. The market price of our securities could decline as a result of sales of a large number of common shares in the market after any offering of common shares registered hereunder or the perception that additional sales by the selling shareholders or other shareholders could occur.

Registration and sales of our common shares will increase the number of shares being sold in the public market, could have an adverse effect on the market price of our common shares and may increase the volatility of the price of our common shares.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 29, 2025 the beneficial ownership of our common shares by each person we know beneficially owns more than 5.0% or more of our common shares, and all of our directors and executive officers as a group. The number of common shares beneficially owned by each person is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules a person beneficially owns any common shares as to which the person has or shares voting or investment power. The percentages in the following table are based on 58,717,313 common shares outstanding (excluding 1,221,061 common shares held in treasury).

Name of Beneficial Owner	Number of Common Shares Owned	Percentage of Total Common Shares
Capital Maritime (1)	28,308,881	48.2%
Capital Gas (1)	1,153,846	2.0%
CGP LLC (1)	5,000,000	8.5%
Yoda PLC (2)	15,142,440	25.8%
All executive officers and directors as a group (ten persons) (3)	*	*

*	Represents beneficial ownership of less than 1% of our outstanding common shares.
(1)

The Marinakis family, including Evangelos M. Marinakis, our former chairman, through its ownership of Capital Maritime may be deemed to beneficially own, or to have beneficially owned, all of our common shares held by Capital Maritime. The Marinakis family, including Miltiadis E. Marinakis, through its ownership of 100% of Capital Gas and CGP LLC, may be deemed to beneficially own all of our common shares held by Capital Gas and CGP LLC.

(2)

Based upon representations made by the selling shareholders to us. Mr. Ioannis Papalekas is the controlling shareholder of Yoda PLC (“Yoda”) and as such may be deemed to beneficially own the common shares held by its wholly-owned subsidiaries Paparebecorp Limited and Ascetico Limited.

(3)	See “Item 6. Directors, Senior Management and Employees-E. Share Ownership” of our Annual Report.

USE OF PROCEEDS

All of the common shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We cannot currently determine the price or prices at which such common shares may be sold by the selling shareholders. We will not receive any of the proceeds from the sale of our common shares by the selling shareholders. The selling shareholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of their common share, and we will bear certain other costs, fees and expenses incurred in effecting the registration of such common shares covered by this prospectus, including, without limitation, all registration and filing fees, any stock exchange fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF THE COMMON SHARES

For a description of the common shares, please refer to Exhibit 99.9 to our Report on Form 6-K furnished to the SEC on August  26, 2024 as updated by the description of our outstanding common shares filed as Exhibit 2.1 to our Annual Report, which descriptions are incorporated by reference herein.

See also our Report on Form 6-K furnished to the SEC on August 2, 2024 for descriptions of the Shareholders’ Agreement and the Registration Rights Agreement, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

SELLING SHAREHOLDERS

This prospectus relates to the possible offer and sale from time to time of up to 15,142,440 common shares by the selling shareholders. The common shares were issued on August 26, 2024, upon the Company’s conversion from a Marshall Islands limited partnership to a Marshall Islands corporation at which time each of the common units of the Partnership outstanding as of immediately prior to the Effective Date was converted into one common share.

We are registering the resale of the common shares to satisfy certain registration rights we have granted to the selling shareholders under the Registration Rights Agreement. The selling shareholders may from time to time offer and sell any or all of the common shares registered herein pursuant to this prospectus. We cannot advise you as to whether the selling shareholders will in fact sell any or all of such common shares. A selling shareholder may sell all, some or none of such common shares in this offering. See the section titled “Plan of Distribution.” In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

The table below sets forth, at the date of this prospectus, the name of the selling shareholders for which we are registering common shares for resale to the public and the aggregate principal amount that the selling shareholders may offer pursuant to this prospectus. The information presented regarding the selling shareholders (other than the information regarding percentage of our common shares owned by the selling shareholders) is based upon representations made by the selling shareholders to us. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling shareholders may change from time to time. Any changes to the information provided below will be set forth in a prospectus supplement if and when necessary.

	Common Shares Beneficially Owned by Selling Shareholder		Common Shares Being Offered by Selling Shareholder		Common Shares Beneficially Owned by Selling Shareholder After Completion of Offerings Pursuant to this Prospectus
Name and Address of Selling Shareholder	Number of Common Shares	Percentage of Outstanding Common Shares(4)	Number of Common Shares(1)	Percentage of Outstanding Common Shares(1)(4)	Number of Common Shares(1)	Percentage of Outstanding Common Shares(1)(4)
Paparebecorp Limited(2)	13,220,949	22.5%	13,220,949	22.5%	0	0%
Ascetico Limited(3)	1,921,491	3.3%	1,921,491	3.3%	0	0%

(1)	Assumes the offer and sale of all common shares registered pursuant to this prospectus.
(2)

Paparebecorp Limited is a Cyprus limited liability company. The address of Paparebecorp Limited’s principal business and principal office is 48 Themistokli, Dervi Athienitis Centennial Building, 7th Floor, Office 703 P.C. Nicosia 1066, Cyprus.

(3)

Ascetico Limited is a Cyprus limited liability company. The address of Ascetico Limited’s principal business and principal office is 48 Themistokli, Dervi Athienitis Centennial Building, 7th Floor, Office 703 P.C. Nicosia 1066, Cyprus.

(4)

Based on 58,717,313 common shares outstanding as of April 29, 2025 and excluding 1,221,061 common shares held in treasury and reserved for future issuance under our Omnibus Incentive Compensation Plan as of April 29, 2025.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

You should read “Item 10. Additional Information—E. Taxation—Material U.S. Federal Income Tax Considerations” in our Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to material United States federal income tax considerations with respect to the ownership and disposition of our common shares.

Any prospectus supplement to this prospectus may also contain information about certain tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

NON-UNITED STATES TAX CONSEQUENCES

You should read “Item 10. Additional Information—E. Taxation—Marshall Islands Taxation relating to Shareholders” and “Item 10. Additional Information—E. Taxation—Marshall Islands Taxation of the Company” in our Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to material non-United States tax considerations with respect to the ownership and disposition of our common shares.

Any prospectus supplement to this prospectus may also contain information about certain tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PLAN OF DISTRIBUTION

The selling shareholders may sell the common shares described in this prospectus and any accompanying prospectus supplement:

•	through underwriters or dealers;

•	through agents;

•	directly by the selling shareholders to purchasers; or

•	through a combination of any such methods of sale.

The selling shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of securities to be made directly or through agents.

The securities may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such common shares at a stipulated price per share;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

If underwriters are used to sell common shares, we and the selling shareholders will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the common shares for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The applicable prospectus supplement relating to the common shares will set forth, among other things:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the common shares and the proceeds to the selling shareholders from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers.

The common shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the common shares will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the common shares if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Common shares may be sold directly by the selling shareholders or through agents designated by them from time to time. Any agent involved in the offer or sale of the common shares in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by the selling shareholders to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, the selling shareholders will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase common shares from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us or the selling shareholders to be indemnified by us or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us or the selling shareholders to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us, our affiliates or the selling shareholders in the ordinary course of business.

Any underwriters to whom common shares are sold by the selling shareholders for public offering and sale may make a market in such common shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any common shares.

The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the common shares if they deem the purchase price to be unsatisfactory at any particular time. There can be no assurance that the selling shareholders will sell all or any of the common shares offered by this prospectus. In addition, the selling shareholders may also sell the common shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders may also transfer the common shares in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling shareholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our common shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling shareholder.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common shares offered hereby or of securities convertible into or exchangeable for such common shares in the course of hedging positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the common shares have been withdrawn.

Certain persons participating in any offering of common shares may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell common shares in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the common shares and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of common shares than they are required to purchase from the selling shareholders in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the common shares sold for their account may be reclaimed by the syndicate if such common shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common shares, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of common shares for sale to their online brokerage account holders. Such allocations of common shares for internet distributions will be made on the same basis as other allocations. In addition, common shares may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of the Republic of the Marshall Islands as a corporation. The Republic of the Marshall Islands has a less developed body of securities laws as compared to the United States.

Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors, our officers or our subsidiaries, or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Watson Farley & Williams LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Republic of the Marshall Islands would (1) recognize or enforce against us, our directors, our officers or our subsidiaries judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us, our directors, our officers or our subsidiaries in original actions brought in the Republic of the Marshall Islands, based on these laws.

VALIDITY OF SECURITIES

Unless otherwise stated in any prospectus supplement, the validity of the common shares will be passed upon by Watson Farley & Williams LLP, as to matters of Marshall Islands law. We are also being advised by Sullivan & Cromwell LLP as to certain matters of New York law.

EXPERTS

The consolidated financial statements of Capital Clean Energy Carriers Corp. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus by reference to Capital Clean Energy Carriers Corp.’s annual report on Form 20-F for the year ended December 31, 2024, and the effectiveness of Capital Clean Energy Carriers Corp.’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

EXPENSES

The following table sets forth the main costs and expenses, other than the underwriting discounts and commissions, in connection with this offering.

U.S. Securities and Exchange Commission registration fee	$40,524.02
Financial Industry Regulatory Authority filing fee	*
Nasdaq Global Market listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving costs	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	$40,524.02

*	Amounts to be provided in a prospectus supplement or in a report on Form 6-K subsequently incorporated by reference into this prospectus.

Capital Clean Energy Carriers Corp.

Up to 15,142,440 Common Shares Offered by the Selling Shareholders

PROSPECTUS

     , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

The Marshall Islands Business Corporations Act (the “MIBCA”) authorizes corporations to, in their articles of incorporation, limit or eliminate personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties; provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit. The Articles of Incorporation of CCEC include provisions that eliminate the personal liability of directors and officers for monetary damages for breach of fiduciary duties as directors or officers, as applicable, to the fullest extent permitted by the MIBCA.

The Bylaws of CCEC provide for the indemnification of any person who is a party or is threatened to be made a party to legal proceeding (other than an action by or in the right of CCEC) because such person is or was a director or officer of CCEC, or is or was serving at CCEC’s request as a director or officer of another entity, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to CCEC’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The rights of indemnification and advancement set forth in the Bylaws are not exclusive of any other rights to which an indemnitee may be entitled.

CCEC has entered into indemnification agreements with each of its current directors and executive officer. These agreements require CCEC to indemnify these individuals to the fullest extent permitted by law against liabilities that may arise by reason of their service to CCEC, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. CCEC also intends to enter into indemnification agreements with future directors and executive officers.

The Bylaws also authorize CCEC to purchase and maintain insurance on behalf of any person who is or was a director or officer of CCEC or is or was serving at CCEC’s request as a director or officer. CCEC currently maintains directors’ and officers’ insurance for its directors and officers as well as officers and directors of certain subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of Capital Clean Energy Carriers Corp. (incorporated by reference to Exhibit 99.2 to the registrant’s report on Form 6-K furnished to the Commission on August 26, 2024)

3.2	Bylaws of Capital Clean Energy Carriers Corp. (incorporated by reference to Exhibit 99.3 to the registrant’s Report on Form 6-K furnished to the Commission on August 26, 2024)

4.1	Shareholders’ Agreement dated August 26, 2024 by and among Capital Clean Energy Carriers Corp. and Capital Maritime & Trading Corp., Capital Gas Corp. and Capital GP L.L.C. (incorporated by reference to Exhibit 99.4 to the registrant’s Report on Form 6-K furnished to the Commission on August 26, 2024)

Exhibit No.	Description

4.2	Registration Rights Agreement dated August 26, 2024 by and among Capital Clean Energy Carriers Corp., Capital Maritime & Trading Corp., Capital Gas Corp., Capital GP L.L.C., Paparebecorp Limited and Ascetico Limited (incorporated by reference to Exhibit 99.5 to the registrant’s Report on Form 6-K furnished to the Commission on August 26, 2024)

5.1	Opinion of Watson Farley & Williams LLP as to the legality of the securities being registered

23.1	Consent of Deloitte Certified Public Accountants S.A.

23.2	Consent of Watson Farley & Williams LLP (contained in Exhibits 5.1)

24.1	Powers of attorney (included as part of the signature pages hereof).

107	Filing fee table

*	To be filed by amendment or as an exhibit to a Report on Form 6-K of the Registrant that is subsequently incorporated by reference into this registration statement.

Item 10.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piraeus, Country of Greece on April 29, 2025.

CAPITAL CLEAN ENERGY CARRIERS CORP.

/s/ Gerasimos (Jerry) Kalogiratos
Name: Gerasimos (Jerry) Kalogiratos
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Gerasimos (Jerry) Kalogiratos as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendments thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerasimos (Jerry) Kalogiratos Gerasimos (Jerry) Kalogiratos	Chief Executive Officer and Director	April 29, 2025

/s/ Keith Forman Keith Forman	Director and Chairman of the Board	April 29, 2025

/s/ Dimitris P. Christacopoulos Dimitris P. Christacopoulos	Director	April 29, 2025

/s/ Gurpal Grewal Gurpal Grewal	Director	April 29, 2025

/s/ Rory Hussey Rory Hussey	Director	April 29, 2025

/s/ Atsunori Kozuki Atsunori Kozuki	Director	April 29, 2025

/s/ Abel Rasterhoff Abel Rasterhoff	Director	April 29, 2025

/s/ Eleni Tsoukala Eleni Tsoukala	Director	April 29, 2025

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Capital Clean Energy Carriers Corp. in the United States, has signed the Registration Statement in the City of New York, State of New York on the 29th day of April, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.